UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Ellington Residential Mortgage REIT

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1

53 Forest Avenue
Old Greenwich, Connecticut 06870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2014
To Our Shareholders:
You are cordially invited to attend the 2014 Annual Meeting of Shareholders (the "Annual Meeting") of Ellington Residential Mortgage REIT (the "Company," "we," "our," or "us") on May 20, 2014, at 2:00 p.m., Eastern Time, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 to consider and take action on the following:

1.
To elect the seven trustees nominated and recommended by the Board of Trustees, each to serve until the 2015 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our registered independent public accounting firm for the year ending December 31, 2014; and

3.	To transact such other business, if any, properly brought before the meeting.
Shareholders of record at the close of business on March 21, 2014 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by email at info@earnreit.com or by phone at (203) 409-3773. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. For more information with respect to voting your shares in person or by proxy at our Annual Meeting, see "Questions and Answers" beginning on page 2 of the Proxy Statement accompanying this notice.
Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares by signing, dating and mailing the proxy card in the envelope provided. As detailed on the proxy card, you also may vote by telephone or on the Internet. If you execute a proxy but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.
By order of the Board of Trustees

Daniel Margolis
General Counsel
April 7, 2014
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 20, 2014: This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are available on the Internet at www.proxyvote.com. On this site, you will be able to access this Proxy Statement, the accompanying proxy card, our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

ELLINGTON RESIDENTIAL MORTGAGE REIT
53 FOREST AVENUE
OLD GREENWICH, CONNECTICUT 06870

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2014
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of trustees (the "Board of Trustees" or the "Board") of Ellington Residential Mortgage REIT (the "Company," "EARN," "we," "us," or "our") for use at our 2014 Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 20, 2014, at 2:00 p.m., Eastern Time, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy card and our annual report to shareholders, which includes our Annual Report on Form 10-K with audited financial statements as of and for the year ended December 31, 2013, are first being sent to our shareholders on or about April 7, 2014.
QUESTIONS AND ANSWERS

Q.	How will we solicit proxies for the Annual Meeting?

A.
We are soliciting proxies by mailing this Proxy Statement and proxy card to our shareholders. In addition to solicitation by mail, some of our trustees and officers and certain employees of Ellington Management Group, L.L.C., or "EMG," may make additional solicitations by telephone or in person without extra pay. We will pay the solicitation costs and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.

Q.	Who is entitled to vote?

A.	All shareholders of record as of the close of business on March 21, 2014, which is the record date, are entitled to notice of and vote at the Annual Meeting.

Q.	What is the quorum for the Annual Meeting?

A.
The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast by the holders of all outstanding common shares of beneficial interest, $0.01 par value per share, of the Company ("Common Shares") will constitute a quorum for the transaction of business. No business may be conducted at the meeting if a quorum is not present. As of the record date, 9,139,842 Common Shares were issued and outstanding. If less than a majority of our outstanding Common Shares entitled to vote are represented, in person or by proxy, at the Annual Meeting, the chairman of the meeting may adjourn or postpone the Annual Meeting to another date, time or place, not later than 120 days after the original record date of March 21, 2014. If a Common Share is deemed present at the Annual Meeting for any matter, it will be deemed present for all other matters. Pursuant to Maryland law, abstentions are treated as present for quorum purposes.

Q.	How many votes do I have?

A.	You are entitled to one vote for each whole Common Share you held as of the record date. Our shareholders do not have the right to cumulate their votes for trustees.

Q.	How do I vote?

A.	If you are a shareholder of record, meaning that your Common Shares are registered in your name, you have four voting options. You may vote:

By Mail—signed proxy card must be received by May 19, 2014
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided.
Authorizing your proxy by mail will not limit your right to attend the Annual Meeting and vote your Common Shares in person. Your proxy (either one or both of the individuals named in your proxy card) will vote your Common Shares per your instructions.
By Internet—until 11:59 p.m. Eastern Time on May 19, 2014
If you are a shareholder of record, you may follow the instructions and web address noted on your proxy card to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2014.
By Telephone—until 11:59 p.m. Eastern Time on May 19, 2014
If you are a shareholder of record, you may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2014.
In Person—only at the Annual Meeting on May 20, 2014
If you are a shareholder of record or you hold your shares through an intermediary, you may vote in person at the Annual Meeting as indicated below. If you wish to attend the Annual Meeting in person, please register in advance with Investor Relations by e-mail at info@earnreit.com or by phone at (203) 409-3773. Attendance at the Annual Meeting will be limited to persons that register in advance and present proof of share ownership on the record date and picture identification. If you hold Common Shares directly in your name as the shareholder of record, proof of ownership would include a copy of your account statement. If you hold Common Shares through an intermediary, such as a broker, bank or other nominee, proof of share ownership would include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your Common Shares at the meeting and hold your Common Shares through an intermediary, you must request a "legal proxy" from your broker, bank or other nominee and bring this legal proxy to the meeting.
Directions to the Annual Meeting are available by calling (203) 409-3773.

Q.	How do I vote my Common Shares that are held by my broker?

A.
If you hold your Common Shares in "street name" through an account with a broker or bank, you may instruct your broker or bank to vote your Common Shares or revoke your voting instructions by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail and on the Internet.

Banks and brokers have the authority under New York Stock Exchange, or "NYSE," rules to vote shares for which their customers do not provide voting instructions on routine matters. The proposal to ratify the appointment of our registered independent public accounting firm for 2014 is considered a routine matter under NYSE rules. This means that banks and brokers may vote in their discretion on this matter on behalf of customers who have not furnished voting instructions at least ten days before the date of the Annual Meeting. Unlike the proposal to ratify the appointment of our independent registered public accounting firm, the election of trustees is a non-routine matter for which brokers do not have discretionary voting power and for which specific instructions from their customers are required. As a result, banks and brokers are not allowed to vote any shares held by you in "street name" on this matter on your behalf unless you provide the bank or broker with specific voting instructions. Failure to provide the bank or broker that holds your shares with specific voting instructions on this non-routine matter will result in a "broker non-vote."
Beneficial owners of Common Shares held through the account of a bank or broker are advised that, if they do not timely provide instructions to their broker, their Common Shares will not be voted in connection with the election of trustees.

Q.	What am I voting on?

A.	You will be voting on:
Proposal 1: The election of the seven trustees nominated and recommended by the Board of Trustees, each to serve until the 2015 Annual Meeting of Shareholders or until such time as their respective successors are elected and qualified; and
Proposal 2: A proposal to ratify the appointment of our registered independent public accounting firm for 2014.
No cumulative voting rights are authorized, and dissenter's rights are not applicable to these matters.

Q.	What vote is required to approve the proposals assuming that a quorum is present at the Annual Meeting?
A.

Proposal	Vote Requirement
Proposal 1: Election of Trustees	A plurality of the votes cast for the election of each trustee nominee. The seven nominees who receive the most votes will be elected.
Proposal 2: Ratification of Appointment of Our Registered Independent Public Accounting Firm for 2014	The affirmative vote of a majority of the votes cast on this matter.
Q. How are abstentions and broker non-votes treated?
A. As discussed above, a "broker non-vote" occurs when a bank, broker or other holder of record holding Common Shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes will be treated as follows:

Proposal	Treatment of Abstentions and Broker Non-Votes
Proposal 1: Election of Trustees
Abstentions and Common Shares not represented at the meeting will have no effect on the election of trustees. Brokers are not entitled to vote on trustee elections and thus broker non-votes are not treated as votes cast and will have no effect on the election of trustees.

Proposal 2: Ratification of Appointment of Our Registered Independent Public Accounting Firm for 2014
Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the Common Shares voting on such matters, but are counted for quorum purposes.
Because this is considered a routine matter under NYSE rules, broker non-votes will not arise in connection with, and thus will have no effect on, this proposal.

Q.	Will there be any other items of business on the agenda?

A.
The Board of Trustees does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the Board of Trustees. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q.	What happens if I submit my proxy without providing voting instructions on one or more proposals?

A.
Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly submitted proxy does not provide voting instructions on a proposal, the proxy will be voted, except in the case of a broker non-vote, to elect (FOR) each of the trustee nominees listed in "Proposal 1—Election of Trustees," and in favor of (FOR) "Proposal 2—Ratification of the Appointment of Registered Independent Public Accounting Firm for 2014." As discussed above, a broker non-vote will not be treated as a vote cast in the election of trustees.

Q.	Will anyone contact me regarding this vote?

A.
No arrangements or contracts have been made with any solicitors as of the date of this Proxy Statement, although we reserve the right to engage solicitors if we deem them necessary. Solicitations may be made by mail, telephone, facsimile, e-mail, or personal interviews.

Q.	Who will pay for this proxy solicitation?

A.
We will pay the entire expense of preparing, printing, and mailing the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our trustees and officers and certain employees of EMG personally or by telephone without additional compensation for such activities. We also will request persons, firms, and corporations holding Common Shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q.	May shareholders ask questions at the Annual Meeting?

A.	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q.	What does it mean if I receive more than one proxy card?

A.
It probably means your Common Shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote by the methods provided by your broker to ensure that all your Common Shares are voted.

Q.	Can I change my vote after I have voted?

A.
Yes. A shareholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a duly executed revocation of proxy, by properly submitting by mail a proxy to our Secretary bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy.

Q.	Can I find additional information on the Company's website?

A.
Yes. Our Internet website is located at www.earnreit.com. Although the information contained on our website is not part of this Proxy Statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of the committees of our Board and reports that we file with the Securities and Exchange Commission, or "SEC."

We are providing this Proxy Statement for the purpose of soliciting your proxy. The Board of Trustees of Ellington Residential Mortgage REIT requests that you submit your proxy to allow the representation and voting of your Common Shares at our Annual Meeting.

PROPOSAL 1: ELECTION OF TRUSTEES
Identifying and Evaluating Nominees for Trustee
Our Board is pleased to present seven nominees for election to the Board at our Annual Meeting, all of whom currently serve as trustees on our Board and five of whom are considered independent in accordance with the requirements of the NYSE and our Corporate Governance Guidelines. Each trustee elected will serve until our next annual meeting or until such time as his respective successor is elected and qualified. If any nominee is unable to stand for election for any reason, the persons appointed to vote your proxy may vote at our Annual Meeting for another candidate proposed by the Board, or the Board may choose to reduce the size of the Board. For additional information about how we identify and evaluate nominees for trustee, see "Corporate Governance—Information Regarding Our Board and Its Committees—Nominating and Corporate Governance Committee."
Information Regarding the Nominees
To assist you in assessing our Board's nominees, we have set forth below biographical descriptions and certain other information with respect to each nominee for election as a trustee at the Annual Meeting, including the experience, qualifications, attributes or skills of each nominee that led us to conclude that such person should serve as a trustee.
Our Board recommends a vote "FOR" all of the nominees listed below for election as trustees (Proposal 1 on the proxy card).

Name and Position With Our Company	Age	Background Summary
Thomas F. Robards Chairman of the Board	67
Mr. Robards has served as our Chairman since May 2013. Mr. Robards has been a principal in Robards & Co, LLC, a private investment and advisory company, since July 2005. He currently serves as a Trustee and is Audit Committee Chair for the HSBC Investor Funds, a mutual fund complex. He currently serves as Chairman of the Board of Directors of Ellington Financial LLC, a position he has held since October 2009, and as Chairman of its Audit Committee, a position he has held since August 2007. He is a Director and is Audit Committee Chair of Overseas Shipholding Group, Inc., and until December of 2006 was a Director and on the Audit Committee of Financial Federal Corporation, both NYSE-listed companies. From 2003 to 2004, he was the Senior Vice President and Chief Financial Officer of the American Museum of Natural History in New York, New York. He was the Chief Financial Officer for Datek Online Holding Corporation from 2000 until its acquisition by Ameritrade in 2002. Prior to that, Mr. Robards was employed at Republic New York Corporation for 24 years, including as Chief Financial Officer and Executive Vice President, and from 1997 to 1999 served on its board of directors. During his tenure his responsibilities at Republic included leading its Asset/Liability and Finance Committees as well as managing Republic National Bank treasury and investment portfolio activities. Mr. Robards earned his B.A. from Brown University and an M.B.A. from Harvard Business School.

Our Board believes that Mr. Robards' expertise in finance and accounting, including knowledge of financial institutions, public accounting, internal controls, audit committee performance and governance matters, and experience amassed from past and current service on the audit committees of NYSE-listed companies, give him the qualifications and skills to serve as a trustee of our Company.

Michael W. Vranos Co-Chief Investment Officer & Trustee	52
Mr. Vranos has been our Co-Chief Investment Officer since October 2012 and a member of our Board of Trustees since our inception. Mr. Vranos is also the Chief Executive Officer and President of Ellington Residential Mortgage Management LLC, our external manager (hereinafter referred to as our "Manager"). Mr. Vranos also serves as Co-Chief Investment Officer and as a member of the Board of Directors of Ellington Financial LLC. Mr. Vranos is also the founder and Chief Executive Officer of EMG, which he founded in December of 1994 to capitalize on distressed conditions in the MBS derivatives market. Until December 1994, he was the Senior Managing Director of Kidder Peabody, in charge of RMBS trading. Mr. Vranos graduated magna cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University.

Our Board believes that Mr. Vranos' operational experience as Co-Chief Investment Officer of our Company, trading and market expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee of our Company.

Name and Position With Our Company	Age	Background Summary
Laurence Penn Chief Executive Officer, President & Trustee	52
Mr. Penn has been our Chief Executive Officer and President since October 2012 and has served as a member of our Board since our inception. Mr. Penn is also a Vice Chairman of EMG, where he helps oversee many functions of the firm. Mr. Penn is also the Executive Vice President of our Manager and serves on our Manager's investment and risk management committee. Mr. Penn also serves as Chief Executive Officer, President and a member of the Board of Directors of Ellington Financial LLC. In EMG's earlier years, Mr. Penn was the senior portfolio manager primarily responsible for investments in Agency RMBS. Prior to joining EMG in 1995 shortly after its inception, Mr. Penn was at Lehman Brothers where he was a Managing Director and co-head of CMO origination and trading. Mr. Penn began his career at Lehman Brothers in 1984, after receiving a Master of Advanced Study in Mathematics from Cambridge University, where he studied as both a National Science Foundation and Winston Churchill Fellow. Mr. Penn graduated summa cum laude, Phi Beta Kappa with a B.A. in Mathematics from Harvard University in 1983. He was one of five winners nationwide in the 1980 Putnam collegiate mathematics problem solving competition, and represented the United States in the 21st International Mathematics Olympiad held in London, England.

Our Board believes that Mr. Penn's operational experience as President and Chief Executive Officer of our Company, risk management and trading expertise and, in particular, his extensive experience in the mortgage securities business, give him the qualifications and skills to serve as a trustee.

Ronald I. Simon, Ph.D.Trustee	75
Dr. Simon has served as a member of our Board since May 2013. Dr. Simon has served as a member of the Board of Directors of Ellington Financial LLC since 2007. Dr. Simon is a private investor and financial consultant to businesses. From March 2003 through February 2006, when it was acquired by Wachovia Corp., Dr. Simon was a Director of WFS Financial, Inc., a publicly-traded financial services company specializing in automobile finance. He was a director of Collateral Therapeutics from 1998 until its acquisition by Schering A.G. in 2002. From January 2006 to January 2009, he was a director of Cardium Therapeutics, a company formed to acquire and carry on the research and development of gene therapy to treat heart disease, which was originally developed by Collateral Therapeutics and then continued by Schering. From 1995 through 2002, Dr. Simon was a director of SoftNet Systems, Inc., and since 2002, has been a director of its successor company, American Independence Corp., a holding company engaged principally in the health insurance and reinsurance business. Dr. Simon is currently the Chairman of the Audit Committee of American Independence Corp. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics, from 2001 to 2002. During 2001, Dr. Simon served as Acting Chairman, Chief Executive Officer and Chief Financial Officer for SoftNet Systems, Inc. He also served as Executive Vice President and Chief Financial Officer of Western Water Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Our Board believes that Dr. Simon's expertise in finance and his extensive service in senior officer positions and directorships of public companies in a variety of industries give him the qualifications and skills to serve as a trustee of our Company.

Robert B. Allardice, III Trustee	67
Mr. Allardice has served as a member of our Board since May 2013. Mr. Allardice is also a director and a member of the audit committee of The Hartford Financial Services Group, Inc. (NYSE: HIG), where he has served since September 2008. Mr. Allardice retired in 1999 from his position as regional chief executive officer of Deutsche Bank Americas Holding Corporation, North and South America ("DBAHC"). Prior to joining Deutsche Bank, Mr. Allardice was a consultant to Smith Barney. Prior to consulting to Smith Barney, Mr. Allardice spent nearly 20 years in positions of increasing responsibility at Morgan Stanley & Co., Inc. He founded the company's Merger Arbitrage Department and later became Chief Operating Officer of the Equity Department. Mr. Allardice has served as a board member of Bankers Trust Company, Carlyle Capital Corporation Ltd., Deutsche Bank Americas Holding Corporation and Worldwide Excellerated Leasing Limited. Mr. Allardice earned a B.A. from Yale University and an MBA from Harvard University.

Our Board of Trustees believes that Mr. Allardice's more than 35 years of experience in the financial services industry, especially his experience as a senior executive officer engaged in strategic planning, risk management, talent development, financial management and financial reporting, and his service on the audit committee of an NYSE-listed company gives him the qualifications and skills to serve as a trustee of our Company.

Name and Position With Our Company	Age	Background Summary

David J. Miller Trustee	54
Mr. Miller has served as a member of our Board since May 2013. Mr. Miller also serves as the Chief Executive Officer of JGWPT Holdings, Inc. ("JGWPT") and since January 2009 served as Chief Executive Officer of J.G. Wentworth, LLC, JGWPT's predecessor. In May 2009, J.G. Wentworth, LLC filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, District of Delaware. From January 2008 until March 2009, Mr. Miller served as Chief Executive Officer of Patient Confidence Corporation of America ("PCCA"), a start-up focused on providing insurance services to the medical community. Prior to that, he was Executive Vice President responsible for ACE American Insurance Company's ("Ace") International Accident and Health Insurance Business. Prior to his employment at Ace, Mr. Miller was President and Chief Executive Officer of Kemper Auto and Home Insurance Company ("Kemper"), a joint venture between Mr. Miller and Kemper Insurance Company. Before Kemper, Mr. Miller was Chief Operating Officer of Providian Direct Insurance. Mr. Miller began his insurance career with Progressive Casualty Insurance Company where he held various positions over his seven-year career including Division Controller, Senior Product Manager and National Customer Manager. Mr. Miller has a BSEE in electrical engineering from Duke University and a MBA in Finance from The Wharton School of the University of Pennsylvania.

Our Board of Trustees believes that Mr. Miller's financial and management expertise and his valuable experience gained from his position as Chief Executive Officer of JGWPT gives him the qualifications and skills to serve as a trustee of our company.

Menes O. Chee Trustee	36
Mr. Chee has served as a member of our Board since May 2013. Mr. Chee is a Managing Director in the Tactical Opportunities Group at The Blackstone Group LP ("Blackstone"). Mr. Chee joined Blackstone in 2009, as a Managing Director of GSO Capital Partners, and transferred to Tactical Opportunities in 2012. Before joining Blackstone, from 2005 until 2009, Mr. Chee was a Principal with TPG-Axon Capital, a global multi-strategy hedge fund manager. Prior to that, from 2003 until 2005, Mr. Chee was a private equity investment professional with Texas Pacific Group. Previous to Texas Pacific Group, from 1999 until 2003, Mr. Chee worked at Credit Suisse First Boston in the Merchant Banking Group and at Donaldson Lufkin & Jenrette in the Leveraged Finance Group. Mr. Chee graduated magna cum laude from the University of Pennsylvania with a B.S. in Economics from the Wharton School and a B.A. from the College, where he was elected to Phi Beta Kappa.

Our Board of Trustees believes that Mr. Chee's operational experience as a Managing Director in the Tactical Opportunities Group at Blackstone and GSO Capital Partners, together with his experience as a Principal with TPG-Axon give him the qualifications and skills to serve as a trustee of our Company.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2014
The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our registered independent public accounting firm to audit the financial statements of our Company and its subsidiaries for the year ending December 31, 2014. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval or disapproval of the Audit Committee's action in appointing PwC as the independent registered public accounting firm of our Company. Although we seek ratification of the appointment of PwC as our independent registered public accounting firm, the ratification of the appointment of PwC does not preclude the Audit Committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of our Company and shareholders. If our shareholders do not ratify and approve this appointment, the appointment will be reconsidered by the Audit Committee and our Board of Trustees.
PwC has advised the Audit Committee that they are an independent accounting firm with respect to our Company and its subsidiaries within the meaning of standards established by the American Institute of Certified Public Accountants (the "AICPA"), the Public Company Accounting Oversight Board (the "PCAOB"), the Independence Standards Board and federal securities laws. Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if they choose and will be available to respond to appropriate shareholder questions.
PwC's 2013 and 2012 Fees
PwC's fees for professional services rendered in or provided for 2013 and 2012, as applicable, were:

	2013	2012
Audit Fees	$577,500	$173,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$577,500	$173,000
Audit Fees. Audit fees consist of fees billed by PwC related to the audit of our consolidated financial statements, the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports including fees for such services provided in connection with our public offering. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.
Audit-related Fees. Audit-related fees consist of fees billed or expected to be billed by PwC for other audit and attest services, financial accounting, reporting and compliance matters and risk and control reviews. Fees for audit-related services are for those services rendered during each fiscal year.
Tax Fees. Tax fees consist of fees billed or expected to be billed by PwC for tax compliance, advisory and planning services rendered during the fiscal year.
All Other Fees. All other fees mostly consist of costs associated with certain on-line subscription services.
Audit Committee Pre-Approval Policies and Procedures
On at least an annual basis, the Audit Committee pre-approves a list of services and sets pre-approval fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit, audit-related services, tax services or all other services must be submitted to our Chief Financial Officer to determine if the services are included within the pre-approved list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee. The Audit Committee has chosen the Audit Committee Chairman as its designee.
All of the fees paid to PwC in 2013 were pre-approved by the Audit Committee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.
Our Board recommends a vote "FOR" ratification of the appointment of PwC as our registered independent public accounting firm for 2014 (Proposal 2 on the proxy card).

CORPORATE GOVERNANCE
The Board of Trustees
Our business is managed through the oversight and direction of our Board of Trustees, which has established investment guidelines for our Manager, Ellington Residential Mortgage Management LLC, or "ERMM," to follow in its day-to-day management of our business. ERMM is an affiliate of EMG, a private investment management firm and registered investment advisor that specializes in fixed income strategies, and is responsible for administering our business activities and day-to-day operations. Our Board is currently comprised of seven trustees. The trustees are informed about our business at meetings of our Board and its committees and through supplemental reports and communications. Our independent trustees meet regularly in executive sessions without the presence of our corporate officers.
Our Board has established three standing committees that are comprised solely of independent trustees, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the trustees on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the trustees on that committee.
Trustee Independence
Our Board, has determined that five of our seven current trustees and nominees are independent trustees as defined by the requirements of the NYSE and our Corporate Governance Guidelines. Our Board has adopted, through its approval of our Corporate Governance Guidelines, the categorical standards prescribed by the NYSE to assist the Board in evaluating the independence of each of our trustees and nominees. The categorical standards describe various types of relationships that could potentially exist between a board member and our Company and sets thresholds at which such relationships would be deemed to be material. Provided that no relationship or transaction exists that would disqualify a trustee under the categorical standards and our Board determines, after taking into account all facts and circumstances, that no other material relationship between our Company and the trustee exists of a type not specifically mentioned in the categorical standards, our Board will deem such person to be independent. A trustee shall not be independent if he or she satisfies any one or more of the following criteria:

1.
A trustee who is, or who has been within the last three years, an employee of our Company or any of its affiliates, or whose immediate family member is, or has been within the last three years, an executive officer of our Company or any of its affiliates.

2.
A trustee who has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from our Company (excluding trustee and committee fees, and pension/other forms of deferred compensation for prior service that is not contingent in any way on continued service).

3.
(A) A trustee who is or whose immediate family member is a current partner of a firm that is our internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who personally works on our audit; or (D) a trustee who was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time.

4.
A trustee who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company's compensation committee.

5.
A trustee who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year).

Pursuant to our Corporate Governance Guidelines, our Board also considers a trustee's charitable relationships in determining independence. A trustee who is an officer, director, or trustee of a charitable or non-profit organization will not be considered to have a material relationship with our Company that impairs the trustee's independence so long as our contributions to the entity in any single fiscal year (excluding amounts contributed by our Company under its employee matching gift program) are less than $100,000 or 2% of such entity's consolidated gross revenues (whichever is greater).
Under these criteria, our Board has determined that the following members of our Board are independent: Robert B. Allardice, III, Menes O. Chee, David J. Miller, Thomas F. Robards and Ronald I. Simon, Ph.D.

Executive Sessions of Our Independent Trustees
In accordance with NYSE requirements and our Corporate Governance Guidelines, the independent trustees of our Board meet in executive session at least quarterly, without management present. Generally, these executive sessions follow after a regularly scheduled quarterly meeting of our Board. After our initial public offering the independent trustees of our Board met in executive session three times without management in 2013. Our Chairman, Mr. Robards, presides over such executive sessions of our independent trustees.
Information Regarding Our Board and Its Committees
Trustees are expected to attend all of our regular and special meetings of the Board and all meetings of the committees on which they serve. In 2013, there were seven meetings of the Board, and all of the current trustees attended at least 75% of the meetings of both the Board and committees on which they served, other than Mr. Chee, who attended 71% of our Board meetings.
We have a policy that trustees attend our annual meetings of shareholders.
Our Board of Trustees has established three standing committees of the Board: Audit, Compensation, and Nominating and Corporate Governance. The charter for each committee, more fully describing the responsibilities of each committee, can be found on our website at www.earnreit.com under the "For Our Shareholders—Corporate Governance" section. Pursuant to their charters, each of these committees is comprised solely of independent trustees. The table below indicates our current committee membership and the number of times each committee met in 2013.

Trustee Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert B. Allardice, III	Chair	Member	Member
David J. Miller	Member	Chair	Member
Thomas F. Robards	Member	Member	Member
Ronald I. Simon, Ph.D.	Member	Member	Chair
Number of Meetings in 2013	4	4	1
Our committees make recommendations to the Board as appropriate and regularly report on their activities to the entire Board.
Audit Committee
Pursuant to its charter, our Audit Committee assists the Board in overseeing (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent auditors; and (4) the performance of our independent auditors and internal audit function.
Each member of the Audit Committee meets the independence requirements of the NYSE and SEC rules and regulations, and each is financially literate. Mr. Allardice, the chairman of our Audit Committee, Mr. Robards and Dr. Simon are "audit committee financial experts" as that term is defined by the SEC and each satisfies the financial expertise requirements of the NYSE.
Compensation Committee
Pursuant to its charter, the Compensation Committee's principal functions are to assist the Board in discharging its responsibilities relating to (1) compensation of our trustees and officers; (2) review, approval and administration of compensation plans and programs and other benefit plans for our trustees, officers, employees, and consultants and other third parties who perform services for us; and (3) compensation of our Manager.
Each member of the Compensation Committee meets the independence requirements of the NYSE that apply to compensation committee members.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for identifying, recruiting, considering and recommending to our Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at the annual meeting. It also reviews the background and qualifications of individuals being considered as trustee candidates pursuant to attributes and criteria established by the committee and the Board from time to time. It reviews and makes recommendations on matters involving general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of our Board's performance as a whole and of the individual trustees and reports thereon to the Board. The committee is responsible for reviewing and approving in advance any related party transactions, other than related party transactions which have been pre-approved pursuant to pre-approval guidelines to address specific categories of transactions, which the committee reviews, evaluates and updates, as appropriate, from time to time.
In selecting candidates to recommend to our Board as trustee nominees, the Nominating and Corporate Governance Committee looks at a number of attributes and criteria, including experience, skills, expertise, diversity of experience, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. In assessing the needs of the Board, the Nominating and Corporate Governance Committee and our Board review and consider from time to time the requisite skills and characteristics of individual trustees as well as the composition of the Board as a whole. After completing its evaluation of individual trustee nominees and our Board as a whole, our Board concluded that the seven nominees for trustee named in this Proxy Statement collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to board duties, a commitment to representing the best interests of the Company and its shareholders and a dedication to enhancing shareholder value.
The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for service on our Board. For more information regarding the procedure required for trustee candidates recommended by shareholders, see "General Information—Shareholder Proposals."
Board Leadership Structure
While the roles are currently separated, our Board of Trustees has not established a fixed policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Instead, the Board believes this determination is part of the succession planning process and should be considered upon the appointment or re-appointment of a chief executive officer. The Board of Trustees believes that the current separation of the role of Chief Executive Officer and Chairman of the Board is appropriate because it allows our Chief Executive Officer to focus on running our business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.
Board Oversight of Risk
Our Board of Trustees believes an effective risk management system will (1) timely identify the material risks that we face; (2) communicate necessary information with respect to material risks to our principal executive officer or principal financial officer and officers of our Manager and, as appropriate, to our Board of Trustees or relevant committee thereof; (3) implement appropriate and responsive risk management strategies consistent with our risk profile; and (4) integrate risk management into management and our Board's decision-making.
Our Manager has an investment and risk management committee that advises and consults with our senior management team with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. The members of the investment and risk management committee include two of our trustees, Messrs. Vranos and Penn, as well as one of our officers, Mark Tecotzky. The Audit Committee has been designated by our Board to take the lead in overseeing risk management. As part of its oversight function, the Audit Committee receives briefings provided by members of the investment and risk management committee, officers of our Manager and various advisors to our Company regarding the adequacy of our risk management processes. The Audit Committee also regularly receives briefings from our internal auditor. Our Board also encourages our officers and the officers of our Manager to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations and continually works with our officers, the officers of our Manager and our advisors to assess and analyze the most likely areas of future risk for our Company. In addition, our Compensation Committee has reviewed its compensation policies and practices with respect to certain employees of the Manager who are dedicated or partially dedicated to providing services to the Company taking into consideration risk management practices and risk-taking incentives. Following such review, we determined that our compensation policies and practices for such employees do not create risks that are reasonably likely to have a material adverse effect on us.

Code of Business Conduct and Ethics
Our Board of Trustees has established a Code of Business Conduct and Ethics that applies to our officers and trustees and to our Manager's and certain of its affiliates' officers, trustees and employees when such individuals are acting for or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the Code of Business Conduct and Ethics; and

•	accountability for adherence to the Code of Business Conduct and Ethics.
EMG also has its own Code of Ethics with which employees of EMG and our Manager, including officers of our Company, must also comply. Our Code of Business Conduct and Ethics is intended to complement EMG's Code of Ethics. To the extent there is any conflict between our Code of Business Conduct and Ethics and EMG's Code of Ethics with respect to the officers of our Company and the officers, employees and other personnel of EMG and our Manager who perform services for or on our behalf, the provisions of our Code of Business Conduct and Ethics will control, except to the extent that the provisions of EMG's Code of Ethics are more restrictive, in which case the provisions of EMG's Code of Ethics will control. Any waiver of our Code of Business Conduct and Ethics of our executive officers or trustees may be made only by our Board or one of its committees.
We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of our Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K by posting such information on our website at www.earnreit.com under the, "For Our Shareholders—Corporate Governance" section of the website.
Communications with Our Board
Our Board has established a process for shareholders and other parties to communicate with the members of our Board, any trustee (including the Chairman of the Board), non-management members of the Board as a group or any committee. To do so, a shareholder may send a letter addressed to Attention: Secretary, Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870. The Secretary will forward all such communications to our trustees.
Availability of Our Corporate Governance Materials
Shareholders may view our corporate governance materials, including the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, on our website at www.earnreit.com under the "For Our Shareholders—Corporate Governance" section of the website. A copy of any of these documents will be provided free of charge to any shareholder upon request by writing to Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attention: Secretary. Information at or connected to our website is not and should not be considered a part of this Proxy Statement.

TRUSTEE COMPENSATION
Any member of our Board who is also an employee of our Manager, Blackstone, EMG or their respective affiliates does not receive additional compensation for serving on our Board of Trustees.
For the portion of 2013 that our shares were listed on the NYSE, each independent trustee received a pro rated portion of an annual cash retainer of $40,000. Each independent trustee also received a fee of $1,000 for each board and committee meeting attended ($500 if the meeting was attended via telephone), subject to an annual cap of $15,000 per trustee. The Chairman of our Board and the chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board also received an additional pro rated portion of an annual cash retainer of $25,000, $15,000, $7,500 and $7,500, respectively. In addition, our independent trustees each received an award of 1,616 restricted Common Shares in 2013 pursuant to our 2013 Equity Incentive Plan and were eligible to receive restricted Common Shares and other share-based awards under our incentive plan. Common Share award grants are expected to be made annually, typically in the second quarter. For 2014, the Compensation Committee made no changes to the compensation practices described above.
We reimburse our trustees for their travel expenses incurred in connection with their attendance at full Board and committee meetings as well as the Annual Meeting of Shareholders and certain trustee education events.
Compensation of Our Trustees in 2013
The table below describes the compensation earned by our independent trustees in 2013.

Name	Fees Earned or Paid in Cash	Restricted Common Share Awards (1)		All Other Compensation	Total Compensation
Robert B. Allardice, III	$48,056	$25,436	(2)	$—	$73,492
David J. Miller	$39,139	$25,436	(3)	$—	$64,575
Thomas F. Robards	$55,514	$25,436	(4)	$—	$80,950
Ronald I. Simon, Ph.D.	$43,139	$25,436	(5)	$—	$68,575
Menes O. Chee	$—	$—		$—	$—
Laurence Penn	$—	$—		$—	$—
Michael W. Vranos	$—	$—		$—	$—

(1)	All share-based awards were granted pursuant to our 2013 Equity Incentive Plan.

(2)	Mr. Allardice received 1,616 restricted Common Shares with a grant date fair value of $25,436. These restricted Common Shares were granted on September 23, 2013 and will vest on April 30, 2014.

(3)	Mr. Miller received 1,616 restricted Common Shares with a grant date fair value of $25,436. These restricted Common Shares were granted on September 23, 2013 and will vest on April 30, 2014.

(4)	Mr. Robards received 1,616 restricted Common Shares with a grant date fair value of $25,436. These restricted Common Shares were granted on September 23, 2013 and will vest on April 30, 2014.

(5)	Dr. Simon received 1,616 restricted Common Shares with a grant date fair value of $25,436. These restricted Common Shares were granted on September 23, 2013 and will vest on April 30, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Each of our trustees and trustee nominees is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. The Nominating and Corporate Governance Committee generally reviews any past or proposed transactions between our Company and related persons (as such term is defined in Item 404 of Regulation S-K). If we believe a transaction is significant to us and raises particular conflict of interest issues, the Audit Committee will discuss the matter with legal or other appropriate counsel to evaluate and approve the transaction.
Transactions Effected by EMG and its Affiliates in Respect of Our Portfolio
Mr. Vranos, our Co-Chief Investment Officer and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, and Daniel Margolis, our General Cousnel, each also serves as an officer of EMG. We may from time to time enter into certain "related party transactions" with EMG and its affiliates including, subject to certain conditions and limitations, cross transactions, principal transactions and the purchase of securities in other accounts of EMG which are described in the written management agreement with our Manager.

•
Cross Transactions—defined as transactions between us or one of our subsidiaries, on the one hand, and an account (other than us or one of our subsidiaries) managed by EMG or our Manager, on the other hand. It is EMG policy to engage in a cross transaction only when the transaction is in the best interests of, and is consistent with the objectives and policies of, both accounts involved in the transaction. EMG or our Manager may enter into cross transactions where it acts both on our behalf and on behalf of the other party to the transaction. Upon written notice to our Manager, we may at any time revoke our consent to our Manager's executing cross transactions. Additionally, unless approved in advance by a majority of our independent trustees or pursuant to and in accordance with a policy that has been approved by a majority of our independent trustees, all cross transactions must be effected at the then-prevailing market prices. Pursuant to our Manager's current policies and procedures, assets for which there are no readily observable market prices may be purchased or sold in cross transactions (1) at prices based upon third party bids received through auction, (2) at the average of the highest bid and lowest offer quoted by third party dealers, or (3) according to another pricing methodology approved by our Manager's Chief Compliance Officer.

•
Principal Transactions—defined as transactions between EMG or our Manager (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families), on the one hand, and us or one of our subsidiaries, on the other hand. Certain cross transactions may also be considered principal transactions whenever our Manager, EMG (or any related party of EMG or our Manager, which includes employees of EMG and our Manager and their families) have a substantial ownership interest in one of the transacting parties. Our Manager is only authorized to execute principal transactions with the prior approval of a majority of our independent trustees and in accordance with applicable law. Such prior approval includes approval of the pricing methodology to be used, including with respect to assets for which there are no readily observable market prices.

•
Investment in other EMG accounts—pursuant to our management agreement, although we have not done so to date, if we invest at issuance in the equity of any collateralized debt obligation, or "CDO", that is managed, structured or originated by EMG or one of its affiliates, or if we invest in any other investment fund or other investment for which EMG or one of its affiliates receives management, origination or structuring fees, the base management and incentive fees payable by us to our Manager will be reduced by an amount equal to the applicable portion (as described in the management agreement) of any such management fees, origination fees or structuring fees.

•
Split price executions—pursuant to our management agreement, our Manager is authorized to combine purchase or sale orders on our behalf together with orders for other accounts managed by EMG, our Manager or their affiliates and allocate the securities or other assets so purchased or sold, on an average price basis or other fair and consistent basis, among such accounts.

To date we have not entered into any cross transactions with other EMG-managed accounts or principal transactions with EMG, or invested in other EMG accounts.
Management Agreement
We entered into a management agreement with our Manager upon our inception in September 2012, pursuant to which our Manager provides for the day-to-day management of our operations. Mr. Vranos, our Co-Chief Investment Officer and Trustee, Mr. Penn, our Chief Executive Officer, President and Trustee, Mark Tecotzky, our Co-Chief Investment Officer, Lisa Mumford, our Chief Financial Officer, and Daniel Margolis, our General Counsel, each also serves as an officer of our Manager. The management agreement, which was most recently amended and restated effective March 13, 2014, requires our Manager to manage our assets, operations and affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Trustees. A description of the material terms of the management agreement is included in "Business—Management Agreement" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
Management Fees
Under the management agreement, we pay our Manager a management fee quarterly in arrears in an amount equal to 1.50% per annum of our shareholders' equity, with shareholders' equity being calculated, as of the end of any fiscal quarter, as (a) the sum of (1) the net proceeds from any issuances of common shares or other equity securities of our company or our Operating Partnership (without double counting) since inception, plus (2) our and our Operating Partnership's (without double counting) retained earnings or accumulated deficit calculated in accordance with U.S Generally Accepted Accounting Principles, or "U.S. GAAP," at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that we or our Operating Partnership has paid to repurchase our common shares, limited partnership interests in our Operating Partnership, or other equity securities since inception. Shareholders' equity excludes (1) any unrealized gains or losses or non-cash equity compensation expenses that have impacted shareholders' equity as reported in our financial statements prepared in accordance with U.S. GAAP, regardless of whether such items are included in net income, and (2) one-time events pursuant to changes in U.S. GAAP and certain non-cash items not otherwise described above in each case, after discussions between our Manager and our independent trustees and approval by a majority of our independent trustees. Our shareholders' equity, for purposes of calculating the management fee, could be greater or less than the amount of shareholders' equity shown on our financial statements.
Services Agreement
Our Manager is party to a services agreement with EMG, pursuant to which EMG provides to our Manager the personnel, services and resources as needed by our Manager to enable our Manager to carry out its obligations and responsibilities under the management agreement. We are a named third-party beneficiary to the services agreement and, as a result, have, as a non-exclusive remedy, a direct right of action against EMG in the event of any breach by our Manager of any of its duties, obligations or agreements under the management agreement that arise out of or result from any breach by EMG of its obligations under the services agreement. The services agreement will terminate upon the termination of the management agreement. Pursuant to the services agreement, our Manager makes certain payments to EMG in connection with the services provided. Our Manager and EMG are under common ownership and control. As a result, all management fee compensation earned by our Manager and all service agreement fees earned by EMG accrue to the common benefit of the owners of our Manager and EMG, namely EMG Holdings, L.P. and VC Investments L.L.C., other than in respect of the special non-voting membership interests that affiliates of Blackstone (the "Blackstone Funds") hold in the EMG affiliate that owns our Manager, which entitle the holders thereof to receive distributions equal to a percentage of the management fees earned by our Manager.
Shareholders' Agreement
We are party to a shareholders' agreement with the Blackstone Funds and affiliates of EMG comprising our initial investors. Pursuant to the terms of the shareholders' agreement, we have agreed to cause up to two individuals designated by EMG and one individual designated by the Blackstone Funds to be nominated for election as trustees from the effective time of the shareholders' agreement until such rights expire in accordance with the agreement. The shareholders' agreement also provides that, while we are required to nominate their designees for election as trustees, EMG and the Blackstone Funds have the exclusive right to designate a nominee to fill any vacancy on our Board of Trustees created by the death, removal or resignation of one of their designees. All remaining individuals nominated for election as trustees will be nominated in accordance with our bylaws in effect from time to time; provided, however, that the composition of our Board of Trustees and each committee thereof must satisfy all listing requirements of the NYSE or such other national exchange on which our common shares are then listed. Pursuant to the shareholders' agreement, EMG's right to designate trustee nominees will expire upon the termination of our Manager (or any of its affiliates) as external manager of our company, while the Blackstone Funds' right to designate a trustee nominee will expire upon the earlier to occur of (i) the Blackstone Funds and its permitted transferees beneficially owning, in the aggregate, 70% or less of the Common Shares that they owned upon the completion of our initial public offering, (ii) their sale or disposition of any of their special non-voting membership interests in the EMG affiliate that owns our Manager or (iii) upon the mutual written agreement of EMG and the Blackstone Funds. Finally, the shareholders' agreement may only be amended with the approval of a majority of the independent trustees of our Board of Trustees.

Registration Rights Agreement
We are a party to a registration rights agreement with an affiliate of EMG and the Blackstone Funds pursuant to which we have granted such EMG affiliate and the Blackstone Funds and each of their permitted transferees and other holders of our "registrable common shares" (as such term is defined in the registration rights agreement) who become a party to the registration rights agreement with certain demand and/or piggy-back registration and shelf takedown rights. In no event shall any holder of our registrable common shares have any of the registration, offering or sale rights set forth in the registration rights agreement prior to the expiration of the twelve month period following the closing of our initial public offering.
Compensation of Trustees
Our non-independent trustees and our trustee that is employed by Blackstone do not receive compensation for serving on our Board. For information regarding the compensation of our independent trustees, see "Trustee Compensation" above.
Indemnification Agreements
We have entered into indemnification agreements with our trustees and officers that obligate us to indemnify them to the maximum extent permitted by Maryland law and pay such persons' expenses in defending any civil or criminal proceedings in advance of final disposition of such proceeding.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of Messrs. Allardice, Miller and Robards and Dr. Simon served as a member of the Compensation Committee during 2013 and none of such members is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee, except that Mr. Vranos is the founder and Chief Executive Officer of EMG and sets the compensation for principals of EMG and its investment advisory affiliates and Mr. Penn is the Vice Chairman of EMG. Neither Mr. Vranos nor Mr. Penn are members of our Compensation Committee and neither receives any compensation from the Company for service as a trustee or as an executive officer of the Company.
EXECUTIVE OFFICERS

Name and Position With Our Company	Age	Background Summary
Laurence Penn Chief Executive Officer, President & Trustee	52	See "Proposal 1: Election of Trustees—Information Regarding the Nominees."

Michael W. Vranos Co-Chief Investment Officer & Trustee	52	See "Proposal 1: Election of Trustees—Information Regarding the Nominees."

Mark Tecotzky Co-Chief Investment Officer	52
Mr. Tecotzky has been our Co-Chief Investment Officer since October 2012, the Co-Chief Investment Officer of Ellington Financial LLC since March 2008, and serves as the Co-Chief Investment Officer of our Manager. Mr. Tecotzky is also a Managing Director of EMG, and head manager for all MBS/ABS credit, reporting directly to Mr. Vranos. Prior to joining EMG in July 2006, Mr. Tecotzky was the senior trader in the mortgage department at Credit Suisse. He developed and launched several of its securitization vehicles, including hybrid ARMs and second liens, and subsequently ran its hybrid ARM business, including conduit pricing, servicing sales, monthly securitization, trading of Agency/non-Agency hybrids of all ratings categories and managing and hedging the residual portfolio. Prior to joining Credit Suisse, Mr. Tecotzky worked with Mr. Vranos and many of the other EMG principals at Kidder Peabody, and traded Agency and non-Agency pass-throughs and structured CMOs as a Managing Director. Mr. Tecotzky holds a B.S. from Yale University, and received a National Science Foundation fellowship to study at MIT.

Lisa Mumford Chief Financial Officer	50
Ms. Mumford has been our Chief Financial Officer and the Chief Financial Officer of our Manager since April 2013. Ms. Mumford has also served as the Chief Financial Officer of Ellington Financial LLC since October 2009. From August 2008 to October 2009, Ms. Mumford was Chief Financial Officer of ACA Financial Guaranty Corporation ("ACA FG") where she oversaw all aspects of the finance and accounting operations. Prior to August 2008, ACA FG was an operating subsidiary of ACA Capital Holdings, Inc. ("ACA") and from 2003 until August 2008, Ms. Mumford served as the Chief Accounting Officer. While at ACA, Ms. Mumford oversaw all aspects of the accounting, internal control, and financial reporting process. Prior to joining ACA, and beginning in 1988, Ms. Mumford was with ACE Guaranty Corp., where over her tenure, she held the positions of Chief Financial Officer and Controller. She began her career as a staff accountant with Coopers & Lybrand in 1984, culminating in the role of Audit Supervisor at the time of her departure in 1988. Ms. Mumford is a member of the American Institute of Certified Public Accountants and holds a B.B.A. in Accounting from Hofstra University.

Daniel Margolis General Counsel	40
Mr. Margolis has been our General Counsel since April 2013 and also served as our Secretary from inception to April 2013. Mr. Margolis is also General Counsel of EMG and of Ellngton Financial LLC. He is responsible for advising EMG on all legal, regulatory, compliance, documentation and litigation matters. Prior to joining EMG, Mr. Margolis was a Partner at Pillsbury, Winthrop, Shaw, Pittman LLP from 2007 to 2010 and before that was a Junior Partner at Wilmer, Cutler, Pickering, Hale and Dorr LLP from 2004 to 2007. In both positions, Mr. Margolis represented corporations and individuals, including financial services organizations, in criminal and regulatory investigations and in complex civil litigation. From 2000 to 2004, he served as an Assistant United States Attorney in the United States Attorney's Office for the Southern District of New York where he prosecuted a variety of white collar crimes including securities fraud, investment fraud, tax fraud and money laundering. In 2004, he received the John Marshall Award, the Department of Justice's highest award for excellence in legal performance. He has a J.D. from New York University Law School, where he graduated cum laude, and a B.A. from Binghamton University where he graduated magna cum laude with highest honors in Political Science and was a member of Phi Beta Kappa.

EXECUTIVE COMPENSATION INFORMATION
Summary Compensation Table
We summarize below the compensation information for the fiscal year ended December 31, 2013 for Ms. Mumford, our Chief Financial Officer and our only executive officer who receives compensation specifically for her services as an executive officer of our Company. As an externally-managed company, we do not pay or provide benefits, nor do we reimburse the cost of any compensation or benefits paid by our Manager, EMG or their affiliates, to our executive officers, with the exception that, under the terms of the management agreement between us and our Manager, we are required to reimburse our Manager for the costs of the wages, salary and benefits incurred by our Manager or EMG with respect to our partially dedicated Chief Financial Officer, subject to the approval of the amount of such reimbursement by our Compensation Committee. In addition, we have the discretion to pay annual cash bonuses and make incentive equity awards to our partially dedicated Chief Financial Officer in amounts that are determined by our Compensation Committee. Ms. Mumford also serves as the Chief Financial Officer of Ellington Financial LLC, a specialty finance company listed on the NYSE (NYSE: EFC) that is externally managed by an affiliate of Ellington. Accordingly, we are only required to reimburse a pro rata portion of the costs of the cash compensation and benefits paid to Ms. Mumford by our Manager based on the percentage of her working time and efforts spent on matters related solely to our Company, subject to the approval of the Compensation Committee of our Board of Trustees.

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards	Total
Lisa Mumford (2) Chief Financial Officer	2013	$55,000	$132,000	$—	$187,000

(1)	Reflects the pro rata portion of Ms. Mumford's salary/bonus that we were required to reimburse to the Manager for the period from April 2013 through December 31, 2013.

(2)	Ms. Mumford was appointed as our Chief Financial Officer in April 2013.
Narrative Disclosure to Summary Compensation Table
Objectives of the Company's Compensation Programs
The Company's compensation program is designed to:
•Retain and motivate our partially dedicated Chief Financial Officer by providing fair compensation; and
•Align management incentives with the long-term interests of our shareholders.
Elements of Compensation
The components of the compensation program for our partially dedicated Chief Financial Officer in 2013 are (1) base salary and (2) a discretionary cash bonus.
Base Salary
Our partially dedicated Chief Financial Officer is an employee of our Manager. Under the terms of her employment arrangement with our Manager, Ms. Mumford earned an annual base salary in 2013 of $250,000. Since Ms. Mumford is also the partially dedicated Chief Financial Officer for Ellington Financial LLC, we reimburse our Manager for the pro rata portion of her compensation that is allocated to us based on the percentage of her working time and efforts spent on matters related solely to our company. In determining whether the pro rata amount of Ms. Mumford's base salary for 2013 was reasonable and appropriate for reimbursement by our Company, our Compensation Committee considered primarily Ms. Mumford's duties and responsibilities as our partially dedicated Chief Financial Officer, the performance of our Company, and her performance based on both their own observations as members of our Audit Committee and Board and the assessment and recommendation of our Chief Executive Officer and President and our Co-Chief Investment Officer.
For 2014, we expect to take into account substantially similar criteria in determining whether the pro rata amount of Ms. Mumford's salary to be reimbursed is reasonable and appropriate for reimbursement by our Company.
Discretionary Cash Bonus
In addition, our Compensation Committee approved on December 12, 2013, an incentive cash bonus to Ms. Mumford of $132,000 subject to deferral of approximately 56% of such cash bonus until December 31, 2014. The deferred portion of Ms. Mumford's cash bonus is subject to forfeiture in the event Ms. Mumford gives notice of her intention to resign her position as Chief Financial Officer of the Company or her employment is terminated for cause prior to December 31, 2014.

In determining to approve the payment of the cash bonus award to Ms. Mumford, our Compensation Committee considered primarily Ms. Mumford's performance, based both on their own observations as members of our Audit Committee and Board and on the assessment and recommendation of our Chief Executive Officer and President and our Co-Chief Investment Officer, the performance of our Company, the compensation that Ms. Mumford receives for service as the partially dedicated Chief Financial Officer of Ellington Financial LLC, and the percentage of her working time and efforts spent on matters related solely to our Company. Our Compensation Committee also considered the total compensation that Ms. Mumford will earn for 2014 (including compensation received for service as the partially dedicated Chief Financial Officer of Ellington Financial LLC) and whether the amount seemed reasonable and appropriate based on their personal experience and knowledge regarding executive compensation. Taking all of these factors into account, our Compensation Committee determined that reimbursement for a $132,000 cash bonus would be reasonable and appropriate for Ms. Mumford, provided that a portion of the bonus is deferred and subject to forfeiture restrictions described above. The deferral and forfeiture restrictions are intended, among other things, to create an appropriate retention incentive for Ms. Mumford.
For 2014, we expect that our Compensation Committee will determine Ms. Mumford's discretionary cash bonus compensation using a substantially similar methodology to the approach utilized in 2013.
Potential Payments Upon Termination or Change in Control
Ms. Mumford is subject to a standard employment contract for the benefit of EMG. If Ms. Mumford were terminated other than for cause or voluntary resignation, the deferred portion of Ms. Mumford's 2013 cash bonus would continue to vest under the terms of her employment contract.
Grants of Plan-Based Awards for Fiscal 2013
We did not grant any equity awards to Ms. Mumford during the year ended December 31, 2013.
Outstanding Equity Awards at Fiscal Year End
There were no outstanding equity awards held by Ms. Mumford at December 31, 2013.
Option Exercises and Equity Vested
No equity awards vested during the year ended December 31, 2013.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth information as of December 31, 2013 with respect to compensation plans under which equity securities of our Company are authorized for issuance. We have no such plans that were not approved by our shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of our outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,464	(1)	N/A	267,537	(2)

(1)	There are 6,464 restricted Common Shares outstanding pursuant to our 2013 Equity Incentive Plan.

(2)
The number of Common Shares that may be issued under the 2013 Equity Incentive Plan will be increased in an amount that results from multiplying 3% and the total number of Common Shares sold in any future public or private offering of our Common Shares, subject to a maximum of 1,500,000 shares.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of April 1, 2014, certain ownership information with respect to our Common Shares for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding Common Shares and all of our trustees, each of the named executive officers and all of the trustees and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes:

•	all Common Shares the investor actually owns beneficially or of record;

•	all Common Shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of a fund); and

•	all Common Shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

	Common Shares Beneficially Owned
Name and Address	Number		Percentage of Outstanding Common Shares(1)
5% Shareholders:
Blackstone	2,555,599	(2)	28.0%
Wellington Management Company, LLP	904,204	(3)	9.9%
VC Investments LLC	127,779	(4)	1.4%

Trustees and Named Executive Officers:(5)
Michael W. Vranos	127,779	(4)	1.4%
Laurence E. Penn	—		*
Robert B. Allardice, III	1,616	(6)	*
Menes O. Chee	—		*
David J. Miller	1,616	(7)	*
Thomas Robards	1,616	(8)	*
Ronald I. Simon, Ph.D.	6,616	(9)	*
Lisa Mumford	—		*
All executive officers and trustees as a group (10 persons)	139,243	(10)	1.5%
* Denotes beneficial ownership of less than 1% of our Common Shares.

(1)
Based on an aggregate amount of 9,139,842 shares issued and outstanding as of April 1, 2013. Assumes that derivative securities, if any, beneficially owned by a person are exercised for Common Shares. The total number of shares outstanding used in calculating this percentage assumes that none of the derivative securities owned by other persons are exercised for Common Shares.

(2)
Derived from a Schedule 13G jointly filed with the SEC on February 14, 2014, by Blackstone Tactical Opportunities EARN Holdings L.L.C., ("EARN Holdings") BTO EARN Manager L.L.C., BTOA L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C. and Stephen A. Schwarzman. EARN Holdings directly holds 2,555,599 Common Shares. BTO EARN Manager L.L.C. is the managing member of EARN Holdings. BTOA L.L.C. is the sole member of BTO EARN Manager L.L.C. Blackstone Holdings III L.P. is the managing member of BTOA L.L.C. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone's senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each reporting entity has shared voting and dispositive power over 2,555,599 common shares. The address for Blackstone is 345 Park Avenue, New York, New York 10154.

(3)	Derived from a Schedule 13G filed with the SEC on February 14, 2014. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.

(4)
Represents common shares held directly by EMG Holdings, L.P., or EMGH. VC Investments L.L.C., or VC, and Michael W. Vranos each has shared voting and dispositive power over these shares. VC is the general partner of EMGH. Mr. Vranos is the managing member of, and holds a controlling interest in VC. The address for each entity is 53 Forest Avenue, Old Greenwich, CT 06870.

(5)	The address for all named executive officers and trustees is Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, CT 06870.

(6)	Consists of 1,616 Common Shares that will vest on April 30, 2014.

(7)	Consists of 1,616 Common Shares that will vest on April 30, 2014.

(8)	Consists of 1,616 Common Shares that will vest on April 30, 2014.

(9)	Includes 1,616 Common Shares that will vest on April 30, 2014.

(10)	Includes 6,464 Common Shares that will vest on April 30, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our trustees, executive officers and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2013 all such reporting persons filed such reports on a timely basis.
AUDIT COMMITTEE REPORT
The Audit Committee consists of four members of our Board, each of whom is independent of our Company and management in accordance with the requirements of the NYSE listing standards, our Corporate Governance Guidelines and applicable SEC rules and regulations. Our Board has adopted, and annually reviews, the charter of the Audit Committee, which sets forth the Audit Committee's responsibilities and how it carries out those responsibilities.
The Audit Committee oversees our Company's financial reporting process on behalf of our Board, in accordance with the charter of the Audit Committee. Management is responsible for our Company's financial statements and the financial reporting process, including the system of internal controls. Our registered independent public accounting firm, PwC, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with U.S. GAAP.
In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and PwC the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed and received the written disclosures and the letter from PwC with respect to the matters required to be discussed by the applicable requirements of the PCAOB. Moreover, the Audit Committee discussed with PwC their independence from management and the Audit Committee and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, we have evaluated and concluded the non-audit services provided by PwC to our Company comply with SEC independence rules.
Based on the reviews and discussions referred to above, prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC, the Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in such annual report for filing with the SEC.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the registered independent public accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP or that PwC is in fact "independent."
Submitted by the Audit Committee:
Robert B. Allardice, III, Chair
David J. Miller
Thomas F. Robards
Ronald I. Simon, Ph.D.

GENERAL INFORMATION
Shareholder Proposals
Shareholder proposals intended to be presented at the 2015 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than December 8, 2014 in order to be considered for inclusion in the Company's Proxy Statement relating to the 2015 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8").
For a proposal of a shareholder to be presented at the Company's 2015 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company's Proxy Statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company no earlier than November 10, 2014, and no later than 5:00 p.m., Eastern Time on December 8, 2014. If the 2015 Annual Meeting of Shareholders is scheduled to take place before April 20, 2015 or after July 19, 2015, then notice must be delivered no earlier than the 150th day prior to the 2015 Annual Meeting of Shareholders and not later than 5:00 p.m., Eastern Time on the 120th day prior to the 2015 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2015 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870, Attn: Secretary.
Our amended and restated bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the board of trustees. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Trustees or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the shareholder's intention to bring such business before the meeting.
Householding of Proxy Statements and Annual Reports
The SEC rules allow for the delivery of a single copy of an annual report to shareholders and a proxy statement to any household at which two or more shareholders reside, if it is believed the shareholders are members of the same family. This delivery method, known as "householding," will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing shareholders to consent to such elimination, or through implied consent, if a shareholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold our Common Shares in "street" name for beneficial owners of our Common Shares and that distribute proxy materials and annual reports they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.
If you hold our Common Shares in your own name as a holder of record, householding will not apply to your Common Shares. Also, if you own our Common Shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to shareholders. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting the Company's transfer agent, American Stock Transfer & Trust Company, LLC by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219.
Additional Matters
The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.
Requests for Annual Report on Form 10-K
A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including the financial statements and the financial statement schedules, may be obtained at our website at www.earnreit.com. If you would like to receive a complimentary copy of the Annual Report on Form 10-K, please submit a written request to: Secretary, Ellington Residential Mortgage REIT, 53 Forest Avenue, Old Greenwich, Connecticut 06870.

ELLINGTON RESIDENTIAL MORTGAGE REIT
53 FOREST AVENUE
OLD REENWICH, CT 06870

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Thomas F. Robards
02 Michael W. Vranos
03 Laurence Penn
04 Ronald I. Simon, Ph.D.
05 Robert B. Allardice III
06 David J. Miller
07 Menes O. Chee

The Board of Trustees recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The ratification of PriceWaterhouseCoopers LLP as the independent regsitered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

ELLINGTON RESIDENTIAL MORTGAGE REIT
Annual Meeting of Shareholders
May 20, 2014 2:00 PM
This proxy is solicited by the Board of Trustees

The undersigned hereby appoints Laurence Penn and Lisa Mumford, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares of beneficial interest, $0.01 par value per share which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Ellington Residential Mortgage REIT to be held on Tuesday, May 20, 2014, at 2:00 p.m. Eastern Time at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York, 10166, and at any adjournments or postponements thereof. The undersigned directs this proxy to vote as indicated on this proxy card.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A NOMINEE OR PROPOSAL, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) "FOR" ALL NOMINEES IN PROPOSAL 1, "FOR" PROPOSAL 2 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2013 Annual Report to Shareholders.

Continued and to be signed on reverse side

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